Exhibit 10.2

Amendment No. 1 to Second Amended and Restated Trust Agreement

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED TRUST AGREEMENT (the “Amendment”), dated as of December 12, 2016, is entered into by and among MEDALLION FUNDING LLC (successor by merger to Medallion Funding Corp.), a New York limited liability company (the “Depositor”), U.S. BANK TRUST, N.A., a national banking association (the “Owner Trustee”), in its individual capacity but only to the limited extent expressly set forth in the Trust Agreement (as defined herein) and as Owner Trustee of the trust known as TAXI MEDALLION LOAN TRUST III continued pursuant to Article II of the Trust Agreement and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN (the “Agent”), as agent. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Trust Agreement.

PRELIMINARY STATEMENTS

A. The Depositor and the Owner Trustee are parties to that certain Second Amended and Restated Trust Agreement, dated as of December 12, 2013 (the “Trust Agreement”).

B. The parties hereto have agreed to amend certain provisions of the Trust Agreement upon the terms and conditions set forth herein.

C. The Board of Managers of the Trust has ratified the amendment to the Bylaws set forth in Section 1(ii) of this Agreement, in its Unanimous Written Consent dated as of December 8, 2016 (the “Consent”).

SECTION 1. Amendments to the Trust Agreement.

(i) Effective as of the date hereof, the definition of “Independent Manager” in Section 1.01 of the Trust Agreement is hereby deleted and replaced in its entirety with the following:

“Independent Manager” means a Person who (i) is not, and has not been during the preceding five years, a stockholder, member, employee, partners, officer, director, manager or supplier of the Borrower or the Servicer, or any of their respective Affiliates, (ii) does not have, and has not during the preceding five years had, a personal friendship or business or family relationship with any stockholder, member, employee, partner, officer, director, manager or supplier of the Borrower or the Servicer or any of their respective Affiliates, and (iii) (a) has prior experience as an independent director or manager for an entity whose charter documents require the unanimous consent of all independent directors or managers thereof before such entity could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable state or federal law relating to bankruptcy and (b) is employed by, and has at least three years of employment experience with, a nationally recognized provider of advisory, management, or placement services to issuers and borrowers under securitization or structured finance transactions and which in the ordinary course of its business provides independent directors and independent managers for special-purpose financing entities such as the Borrower.

(ii) As ratified by the Consent, the first paragraph of Section 2.02 of the Bylaws, attached as Exhibit B to the Trust Agreement, is hereby deleted and replaced in its entirety with the following:

One of the members of the Board of Managers shall be an Independent Manager. “Independent Manager” means a Person who (i) is not, and has not been during the preceding five years, a stockholder, member, employee, partners, officer, director, manager or supplier of the Borrower or the Servicer, or any of their respective Affiliates, (ii) does not have, and has not during the preceding five years had, a personal friendship or business or family relationship with any stockholder, member, employee, partner, officer, director, manager or supplier of the Borrower or the Servicer or any of their respective Affiliates, and (iii) (a) has prior experience as an independent director or manager for an entity whose charter documents require the unanimous consent of all independent directors or managers thereof before such entity could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable state or federal law relating to bankruptcy and (b) is employed by, and has at least three years of employment experience with, a nationally recognized provider of advisory, management, or placement services to issuers and borrowers under securitization or structured finance transactions and which in the ordinary course of its business provides independent directors and independent managers for special-purpose financing entities such as the Borrower.

SECTION 2. Consent to Trust Agreement Amendments. The Agent hereby consents to the amendments to the Trust Agreement and Bylaws set forth in Section 1 hereto.

SECTION 3. Reference to and Effect on the Trust Agreement.

(a) Upon the effectiveness of this Amendment, (a) each reference in the Trust Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Trust Agreement as amended or otherwise modified hereby, and (b) each reference to the Trust Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Trust Agreement as amended or otherwise modified hereby.

(b) Except as specifically provided herein, the Trust Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. In addition, in the event of any inconsistency between the Trust Agreement and this Amendment, the terms of this Amendment shall control.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lender under the Trust Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or .pdf transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

SECTION 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 7. Successors and Assigns. This Amendment shall be binding upon each party hereto and their respective successors and assigns and shall inure to the benefit of each party hereto and their successors and assigns.

SECTION 8. Entire Agreement. This Amendment, taken together with the Trust Agreement, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

MEDALLION FUNDING LLC (successor by merger to Medallion Funding Corp.

By:	/s/Alvin Murstein
Name: Alvin Murstein
Title: Chairman & Chief Executive Officer

By:	/s/Larry D. Hall
Name: Larry D. Hall
Title: Treasurer

U.S. BANK TRUST, N.A., as Owner Trustee

By:	/s/Nicole Poole
Name: Nicole Poole
Title: Vice President

Solely with respect to Section 2 of this Agreement, DZ BANK AG DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as Agent

By:	/s/Jayan Krishnan
Name: Jayan Krishnan
Title: Director

By:	/s/Franziska Hummel
Name: Franziska Hummel
Title: Vice President